Exhibit 99.3

JUHL WIND, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
GIVING EFFECT TO THE ACQUISITION OF NEXT GENERATION POWER SYSTEMS, INC.

JUHL WIND, INC.
UNAUDITED  CONSOLIDATED PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2008

	HISTORICAL	HISTORICAL
			PRO FORMA			PRO FORMA
	JUHL	NEXTGEN	ADJUSTMENTS			COMBINED
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$3,693,281	$9,576	$			$3,702,857
Restricted Cash	318,715					318,715
Accounts Receivable	82,149	20,547				102,696
Inventory	-	410,177				410,177
Unbilled Receivables	49,275	-				49,275
Project deposits and development costs	265,873	-				265,873
Prepaid Expenses	90,926	-				90,926
Deferred Income Taxes	170,000	-				170,000
TOTAL CURRENT ASSETS	4,670,219	440,300		-		5,110,519

PROPERTY AND EQUIPMENT (Net)	125,552	56,510		173,055	(b)	355,117

OTHER ASSETS
Unbilled Receivables	226,554					226,554
Goodwill and other intangibles				493,974	(a)	493,974
Deferred Income Taxes	9,000	-		50,000	(c)	59,000

TOTAL ASSETS	$5,031,325	$496,810		$717,029		$6,245,164

LIABILITIES AND
STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$206,925	$178,857	$			$385,782
Accrued Expenses	24,021	62,259				86,280
Deferred Revenue	142,814	240,125				382,939
Notes Payable- bank	-	496,791				496,791
Notes Payable - stockholders	-	100,000		(100,000)	(a)	-
TOTAL CURRENT LIABILITIES	373,760	1,078,032		(100,000)		1,351,792

DEFERRED INCOME TAX LIABILITY	18,000	-				18,000

PREFERRED STOCK	3,239,754	-		-		3,239,754

STOCKHOLDERS' EQUITY
Common Stock	2,005	938,750		(938,737)	(a)(b)	2,018
Additional Paid-In Capital	1,721,585	26,250		1,434,296	(a)(b)	3,182,131
Accumulated Deficit	(323,779)	(1,546,222)		321,470	(a)	(1,548,531)
TOTAL STOCKHOLDERS' EQUITY	1,399,811	(581,222)		817,029		1,635,618

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$5,031,325	$496,810		$717,029		$6,245,164

See notes to unaudited Proforma Financial Statements

JUHL WIND, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2008

	HISTORICAL	HISTORICAL
			PRO FORMA		PRO FORMA
	JUHL	NEXTGEN	ADJUSTMENTS		COMBINED

REVENUE	$464,043	$454,089	$-		$918,132
COST OF REVENUES	-	395,318	-		395,318
GROSS PROFIT	464,043	58,771	-		522,814

OPERATING EXPENSES	1,213,725	159,201	-		1,372,926

OPERATING LOSS	(749,682)	(100,430)	-		(850,112)

OTHER INCOME (EXPENSE)
Interest Income	19,813	-	-		19,813
Interest Expense	-	(24,859)	-		(24,859)
NET OTHER INCOME (EXPENSE)	19,813	(24,859)	-		(5,046)

NET LOSS BEFORE INCOME TAX	(729,869)	(125,289)	-		(855,158)

PROVISION FOR INCOME TAX BENEFIT	(161,000)	-	(50,000)	(c)	(211,000)

NET LOSS	$(568,869)	$(125,289)	$50,000		$(644,158)

PREFERRED STOCK CUMULATIVE DIVIDEND	110,080				110,080

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(678,949)				$(754,238)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	16,692,284			(d)	17,095,897

LOSS PER COMMON SHARE - BASIC AND DILUTED	(0.04)				$(0.04)

See notes to unaudited Proforma Financial Statements

JUHL WIND, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

	HISTORICAL	HISTORICAL
			ENTITY SALE	PRO FORMA		PRO FORMA
	JUHL	NEXTGEN	NOTE (a)	ADJUSTMENTS		COMBINED

REVENUE	$707,161	$812,925	$-	$-		$1,520,086
COST OF REVENUES	-	814,038	-	-		814,038
GROSS PROFIT	707,161	(1,113)	-	-		706,048

OPERATING EXPENSES	411,222	293,167	-	-		704,389

OPERATING INCOME (LOSS)	295,939	(294,280)	-	-		1,659

OTHER INCOME (EXPENSE)
Interest Income	102	-	-	-		102
Other Income (Expense), net	726	(114)	-	-		612
Interest Expense	-	(48,629)	-	-		(48,629)
NET OTHER INCOME (EXPENSE)	828	(48,743)	-	-		(47,915)

NET INCOME (LOSS) BEFORE INCOME TAX	296,767	(343,023)	-	-		(46,256)

PROVISION FOR INCOME TAX (BENEFIT)	-	-	-	-		-

NET INCOME (LOSS)	$296,767	$(343,023)	$-	$-		$(46,256)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED						6,111,235

EARNINGS PER COMMON SHARE - BASIC AND DILUTED					(d)	$(0.01)

See notes to unaudited Proforma Financial Statements

JUHL WIND, INC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheet combines the consolidated historical balance sheet of Juhl Wind, Inc. and subsidiaries and the balance sheet of Next Generation Power Systems, Inc. (NextGen), as of September 30, 2008, giving effect to the purchase transaction and related purchase of land and building as if it had been consummated on September 30, 2008. The following unaudited pro forma condensed consolidated statement of operations for the nine month period ended September 30, 2008 and the twelve month period ended December 31, 2007 combines the consolidated statement of operations of Juhl Wind, Inc. for its nine months ended September 30, 2008 and its year ended December 31, 2007 with the statements of operations of  NextGen for its nine months ended September 30, 2008 and its year ended December 31, 2007, giving effect to the acquisition of all of the outstanding shares of NextGen and the related purchase of land and building as if it had occurred at January 1, 2007.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the stock acquisition, are factually supportable and are expected to have a continuing impact on the combined results. Certain events related and attributable to the stock acquisition may have occurred at Juhl Wind, Inc. prior the closing of the stock acquisition or immediately after the stock acquisition due to the stock acquisition transaction. Accordingly, the adjustments presented on the pro forma condensed consolidated financial statements have been identified and presented in accordance with their timing to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the acquisition of NextGen stock and the land and building.

We are providing the following information to aid you in your analysis of the financial aspects of the purchase transaction. We derived the historical financial information of Juhl Wind, Inc. for the nine months ended September 30, 2008 from the unaudited condensed consolidated financial statements of Juhl Wind, Inc. as filed on form 10-Q for the nine months ended September 30, 2008. We derived the historical financial information of Juhl Wind, Inc. for the year ended December 31, 2007 from the audited financial statements of Juhl Wind, Inc included in the Form 8-K filing dated June 25, 2008 whereby Juhl Wind became our accounting acquirer in a share exchange transaction accounted for as a reverse merger.  We derived the historical financial information of NextGen for the nine months ended September 30, 2008 from the Company’s reviewed financial statements incorporated herein and the December 31, 2007 audited financial statements, also incorporated herein. This information should be read together with Juhl Wind, Inc’s, audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Juhl Wind, Inc included in its annual report on Form 10-K filed March 31, 2009 and its quarterly report on Form 10-Q filed November 12, 2008.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

In the purchase transaction, Juhl Wind, Inc. acquired all of the outstanding shares of common stock of NextGen in exchange for 92,143 shares of Juhl Wind, Inc’s common stock. As a result, NextGen is now a wholly-owned subsidiary. In addition, Juhl Wind acquired land and a building used in NextGen’s operations from NextGen minority shareholders in exchange for 41,070 shares of Juhl Wind’s common stock. The total shares of common stock issued by Juhl Wind in the purchase transaction was 133,213.

JUHL WIND, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET AND STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND THE YEAR ENDED
DECEMBER 31, 2007

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Pro forma adjustments are necessary to (i) record certain events related or attributable to the stock acquisition which have occurred at Juhl Wind, Inc. prior to closing and (ii) the accounting upon consummation of the acquisition of stock and the land and building.

Note 2. Pro Forma Adjustments

Descriptions of the adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(a)
 Juhl Wind, Inc. acquired all of the issued and outstanding shares of common stock of Next Generation Power Systems, Inc. (“NextGen”), an entity under common control due to the 54% ownership by Dan Juhl, the Company’s controlling stockholder. All of the outstanding stock of NextGen was acquired in exchange for 92,143 unregistered shares of common stock of the Company, allocated among the NextGen minority selling stockholders.  The 92,143 shares issued to the minority stockholders were valued at $3.50 per share at the date of agreement or $322,500.  The agreement also required the selling shareholders to contribute the balance of notes payable to stockholders totaling $100,000 to equity. In accordance with Statement of Financial Accounting Standards No. 141R, Business Combinations, the acquisition was accounted for as a combination of entities under common control (i.e. “as if pooling”) where the assets and liabilities of those under common control are at historical cost and at fair value for the noncontrolling interest. Goodwill represents the excess of costs over fair value of the net assets of the acquired minority interest. Goodwill of $493,974 was recorded in connection with the transaction. Goodwill is tested at least annually for impairment. We assessed the impairment of goodwill as of December 31, 2008 as required. Due to the noncontrolling interest of NextGen being in a deficit equity position, Juhl Wind absorbs 100% of the net losses for the periods presented.

Subsequent to September 30, 2008, an impairment of goodwill was considered necessary as a result of a decrease in fair value during November and December of the entity acquired. The decrease in fair value related primarily to the current economic environment and impairment was recorded during the three months ended December 31, 2008, totaling approximately $200,000.

(b)
Juhl Wind purchased land and a commercial building located in Pipestone, Minnesota from individuals who were also selling minority stockholders of NextGen. The Company issued 41,070 unregistered shares of common stock to the minority stockholders of NextGen for the purchase of the land and building. The 41,070 shares issued to the NextGen minority interest were valued at $3.50 per share at the date of agreement, or $144,000. The acquisition was accounted for at fair value of the land and building on the date of purchase which totaled $173,055.

(c)	As required by Regulation S-X, Rule 11-02, historical income results of Juhl Wind, Inc. and Next Gen shall apply the appropriate tax rate due to the tax status of Juhl Wind, Inc. being a C-Corp.

(d)
Basic outstanding shares include the weighted average shares of the Company’s common stock outstanding as if issued on January 1, 2008 and January 1, 2007. Diluted outstanding shares reflects the potential dilution effect that would occur if common stock warrants and convertible preferred stock were exercised or converted to common shares. However, diluted outstanding shares is identical to basic outstanding shares, since potential common share equivalents are excluded from the calculation, as their effect is anti-dilutive, due to the Company’s net loss for the periods presented.